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                                  EXHIBIT 11.1

                         Tucker Drilling Company, Inc.
                 Statement Re Computation of Per Share Earnings

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

                                                                  Year Ended
                                                                March 31, 1996
                                                                --------------
Earnings per Share Assuming No Dilution

   Net income..................................................   $1,479,947
                                                                  ==========

Weighted average number of shares outstanding..................    2,084,925
                                                                  ==========

     Net income per share assuming no dilution.................     $.709832
                                                                  ==========



Assuming Full Dilution

   Net income..................................................   $1,479,947
                                                                  ==========

   Shares:
           Weighted average number of shares outstanding.......    2,084,925

           Add - Effect of outstanding options (as determined
              by application of the treasury stock method).....       51,394
                                                                  ----------

           Weighted average number of shares outstanding,
              as adjusted......................................    2,136,319
                                                                  ==========

    Net income per share:  Assuming full dilution..............   $  .692756(a)
                                                                  ============
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(a)  This calculation is submitted in accordance with Regulation S-K item
     601 (b)(11) although not required by APB Opinion No. 15 because it results in dilution of less than 3%.